PricewaterhouseCoopers
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-03224, No. 333-45415, No. 333-06785 and No.
333-42226) and Form S-8 (No. 33-49017, No. 33-98210 and 333-49017) of AXA
Financial, Inc. of our reports dated March 15, 2007, relating to the consolidated financial statements and financial statement schedules, which appear in this Form 10-K.



/s/ PricewaterhouseCoopers LLP

New York, New York
March 15, 2007